Exhibit 99.1

Crinetics Pharmaceuticals Appoints Caren Deardorf to Board of Directors

SAN DIEGO, March 14, 2022 -- Crinetics Pharmaceuticals, Inc. (Nasdaq: CRNX), a clinical stage pharmaceutical company focused on the discovery, development, and commercialization of novel therapeutics for rare endocrine diseases and endocrine-related tumors, today announced the appointment of Caren Deardorf to the company’s board of directors. Ms. Deardorf has broad experience in biotechnology, building on over 20 years at Biogen where she led commercial efforts for neurological diseases, including rare congenital disorders.

Scott Struthers, Ph.D., founder and chief executive officer of Crinetics, stated, “Caren’s unique understanding of the importance of building commercial and corporate brands globally, while remaining focused on the needs of patients, was important to us, especially as we begin our transition to a commercial entity. In addition to her deep leadership and commercial expertise, the Crinetics board will benefit from Caren’s specific experience leading a commercial effort to treat a rare and life-threatening disease in infants. As we prepare to conclude Phase 1 development of CRN04777 with plans to initiate patient studies later this year for children with congenital hyperinsulinism, her perspective will be invaluable.”

Caren Deardorf is currently the chief commercial officer of Magenta Therapeutics, Inc., where she is responsible for the strategy, direction and execution of Magenta’s global commercial capabilities. Earlier in her career, Ms. Deardorf was chief commercial officer of Ohana Biosciences and VP of global product development at Biogen, where she was the global commercial lead on Spinraza®, a treatment for children and adults with spinal muscular atrophy, or SMA, a genetic disease affecting muscle strength and movement. At Biogen, she led disease awareness efforts for the first drug approved to treat SMA, a rare and often fatal inherited disease that typically presents in infancy. Earlier in her career at Biogen, Ms. Deardorf was responsible for brand and launch strategy for Tecfidera, a treatment for relapsing forms of multiple sclerosis. Ms. Deardorf earned a Bachelor of Science degree in biology at Tufts University and a Master of Business Administration from Olin Graduate School of Business at Babson College.

Ms. Deardorf, added, “Crinetics’ commitment to patients with rare endocrine disorders and neuroendocrine tumors was very compelling to me. I’m looking forward to working with the team, as they advance their promising pipeline programs through clinical development and prepare commercial strategies for paltusotine.”

About Crinetics Pharmaceuticals

Crinetics Pharmaceuticals is a clinical stage pharmaceutical company focused on the discovery, development, and commercialization of novel therapeutics for rare endocrine diseases and endocrine-related tumors. The company’s lead product candidate, paltusotine, is an investigational, oral, selective nonpeptide somatostatin receptor type 2 (SST2) biased agonist for the treatment of acromegaly, an orphan disease affecting more than 26,000 people in the United States. A Phase 3 clinical program in acromegaly with paltusotine is underway. Crinetics also plans to advance paltusotine into a Phase 2 trial for the treatment of carcinoid syndrome associated with neuroendocrine tumors. The company is also developing CRN04777, an investigational, oral, nonpeptide somatostatin receptor type 5 (SST5) agonist for congenital hyperinsulinism, as well as CRN04894, an investigational, oral, nonpeptide ACTH antagonist for the treatment of congenital adrenal hyperplasia, Cushing’s disease and other diseases of excess ACTH. All of the company’s drug candidates are new chemical entities resulting from in-house drug discovery efforts.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained in this press release are forward-looking statements, including statements regarding the potential to advance Crinetics’ ongoing clinical programs and bring additional therapeutic candidates into the clinic; and Crinetics’ plans to complete Phase 1 clinical trials and initiate patient studies for CRN04777. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, including risks and uncertainties inherent in Crinetics’ business, including unexpected adverse side effects or inadequate efficacy of the company’s product candidates that may limit their development, regulatory approval and/or commercialization, the company’s dependence on third parties in connection with product manufacturing, research and preclinical and clinical testing; the success of Crinetics’ clinical trials and nonclinical studies and the other risks and uncertainties described in the company’s periodic filings with the SEC. The events and circumstances reflected in the company’s forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Additional information on risks facing Crinetics can be found under the heading “Risk Factors” in Crinetics’ periodic reports, including its annual report on Form 10-K for the year ended December 31, 2020, filed with the SEC. Except as required by applicable law, Crinetics does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Contacts:

Marc Wilson

Chief Financial Officer

IR@crinetics.com

(858) 450-6464

Investors / Media:
Corey Davis
LifeSci Advisors, LLC
cdavis@lifesciadvisors.com
(212) 915-2577

Aline Sherwood
Scienta Communications
asherwood@scientapr.com
(312) 238-8957